Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2002-1G TRUST

   Quarterly Noteholders Report Related to the April 7, 2004 Distribution

-------------------------------------------------------  ---------------------------------------------

Aggregate principal amount of each class of notes as     A2 Notes:               USD $667,653,902.39
at the first day after the payment date occurring
during the collection period                                                     AUD $1,134,197,853.74
-------------------------------------------------------  ---------------------------------------------

Aggregate amount of interest payable on each class of    A2 Notes:               USD $2,244,615.33
notes on the payment date
-------------------------------------------------------  ---------------------------------------------

Aggregate of principal payments to be made in respect    A2 Notes:               USD $46,210,900.00
to each class of notes on payment date being 7th
April 2004
-------------------------------------------------------  ---------------------------------------------

Income for the collection period                         AUD $23,533,271.78
-------------------------------------------------------  ---------------------------------------------

The Mortgage Principal Repayments for the Collection
Period                                                   AUD $112,597,321.00
-------------------------------------------------------  ---------------------------------------------

Expenses of the trust for the period                     AUD $20,025,368.93
-------------------------------------------------------  ---------------------------------------------

Aggregate of all redraws on the housing loans made
during the collection period                             AUD $29,827,756.00
-------------------------------------------------------  ---------------------------------------------

Interest rates (US all in) applicable for period
ending 6th July 2004                                     A2 Notes:               1.320000%
------------------------------------------------------- ----------------------------------------------

The Scheduled and Unscheduled payments of principal      Scheduled               AUD $2,086,925.00
during the Collection period                             Unscheduled             AUD $110,510,396.00
------------------------------------------------------- ----------------------------------------------

Aggregate of outstanding balances of housing loans as
at last day of collection period                         31 March 2004:          AUD $1,231,512,121.00
------------------------------------------------------- ----------------------------------------------

Delinquency and Loss statistics with respect to the      Loss:                  Nil
housing loans as at the last day of the collection       Delinquency:           0-29           1.85%
period                                                                          30-59          0.31%
                                                                                60+            0.53%
-------------------------------------------------------  ---------------------------------------------